UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

ON TRACK INNOVATIONS LTD.

(Name of Registrant as Specified In Its Charter)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2022 (April 26, 2022)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Conditions.

On Track Innovations Ltd. (the “Company”) is currently preparing its financial statements with respect to the Company’s quarter ended March 31, 2022. After preliminary analysis, the Company wishes to inform its shareholders of the initial financial results.

For the first quarter of 2022, based on the preliminary analysis, the Company estimates it had revenues of approximately $2,800,000. This amount is materially lower than the Company’s initial internal forecast of more than $4,100,000. The lower than expected revenues were due to, among other things, the global shortage of components, leading to longer lead times, which affects the Company’s ability to supply orders made by customers.

As previously detailed under the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 13, 2022, as amended on April 15, 2022, the Company has been experiencing negative cash-flow from its operating activities. The Company expects that it will continue to suffer from negative cash flow in the foreseeable future.

The above information reflects preliminary estimates with respect to certain results of the Company for the quarter ended March 31, 2022, based on currently available information. The final quarterly results may vary from the preliminary estimates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As reported in the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2022, on January 27, 2022, the Company entered into a Senior Secured Convertible Loan Agreement (the “Agreement”) with Nayax Ltd. (“Nayax”). As provided under the Agreement, Nayax previously extended a loan to the Company in the amount of $5,500,000 (the “Loan”). The Loan is subject to 10% interest per year, and the accumulated interest and value added tax, if any, is payable quarterly commencing on April 1, 2022. The Loan matures on the second anniversary of the closing of the Agreement and may not be prepaid by the Company. The terms of the Loan are further described in the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2022.

The Agreement provides that Nayax may, in its sole discretion, extend additional loans to the Company, which amounts would be added to the Loan Amount and shall be subject to the provisions of the Agreement. On April 26, 2022, due to the Company’s need for additional cash in order to continue operating its business as a going concern, Nayax extended an additional amount of $1,000,000 (the “Additional Amount”) to the Company, which is added to the previous $5,500,000 loan and shall be subject to the provisions of the Agreement, including the provisions providing for the right to convert the Loan into ordinary shares of the Company. The accumulated interest accrued for the period between January 27, 2022 to March 31, 2022 is approximately $95,000, which the Company has not paid to Nayax. In addition, Nayax has provided the Company with a guarantee for a $2,000,000 short-term loan provided to the Company by a bank at the end of February 2022, and additional guarantees to the Company’s suppliers and subcontractors to allow it to maintain its ongoing production and sale of its products.

The foregoing is qualified by reference to the full text of the Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2022.

Item 3.02 Unregistered Sales of Equity Securities.

Under the terms of the Agreement, the Additional Amount is convertible into ordinary shares of the Company upon the occurrence of certain events as described in the Agreement and in the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2022. The securities being issued are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act because, among other things, the transaction did not involve a public offering, Nayax is an accredited investor, Nayax is taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. The ordinary shares issuable upon conversion of the Additional Amount have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. For example, forward-looking statements are being used when the Company discusses its preliminary estimate of revenues, the potential negative cash flow. These forward-looking statements and their implications are based on the current expectations of the management of the Company only and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the SEC on April 13, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: May 2, 2022	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer